UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
CSK Auto, Inc. (“Auto”), a wholly owned subsidiary of CSK Auto Corporation (the “Company”), is seeking an amendment to its Term Credit Agreement, dated as of June 30, 2006, among Auto and the Lenders and Agents parties thereto (as previously amended, the “Credit Agreement”), in order to minimize the possibility that Auto will be unable to comply with the Credit Agreement’s leverage ratio covenants for the first and second quarters of its fiscal year ending February 3, 2008 (“fiscal 2007”). The proposed amendment would change the leverage ratio in the first quarter of fiscal 2007 to 3.95 to 1.00 from 3.75 to 1.00 and in the second quarter of fiscal 2007 to 3.85 to 1.00 from 3.75 to 1.00, and amend the definition of Leverage Ratio (as used in the Credit Agreement) to exclude undrawn letters of credit, which have typically been excluded from Auto’s debt calculation in its former debt agreements.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

By: /s/ Randi Val Morrison
Randi Val Morrison
Senior Vice President, General Counsel
and Secretary
DATED: April 19, 2007

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